                                                                   EXHIBIT 99.2

                              JOINT FILER INFORMATION

         Item                         Information
Name:                       Wells Fargo Municipal Capital Strategies, LLC

Address:                     30 Hudson Yards New York, New York 10001

Date of Event Requiring      May 30, 2023
Statement (Month/Day/Year):

Issuer Name and Ticker or    PIONEER MUNICIPAL HIGH INCOME ADVANTAGE FUND, INC.
Trading Symbol:              [MAV]

Relationship of Reporting    10% Owner
Person(s) to Issuer:

If Amendment, Date Original  Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group    Form filed by More than One Reporting Person
Filing:

Signature:                   WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC

                             By:/s/ Alejandro Piekarewicz
                                -------------------------
                             Name: Alejandro Piekarewicz
                             Title: Vice President
                             Date: June 1, 2023